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                                                                EXHIBIT 23.01(a)


                               CONSENT OF COUNSEL

We hereby consent to all references to our firm under the captions "Federal Income Tax Aspects" and "Experts" in this Post-Effective Amendment No. 1 to Form S-1 Registration Statement (Reg. No. 333-67072) as filed with the United States Securities and Exchange Commission on or about December 16, 2002 and the related Prospectus of Global Macro Trust.


SIDLEY AUSTIN BROWN & WOOD
December 16, 2002